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                                                                      EXHIBIT 21

                              SUBSIDIARY COMPANIES


             NAME OF SUBSIDIARY                                 JURISDICTION
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A-1 Mechanical of Lansing, Inc.                                    Michigan
AA Advance Air, Inc.                                                Florida
A-ABC Appliance, Inc.                                                Texas
A-ABC Services, Inc.                                               Delaware
AA Jarl, Inc.                                                      Delaware
Air Conditioning, Plumbing & Heating
  Service Co., Inc.                                               Colorado
Aircon Energy Incorporated                                        California
Air Systems, Inc.                                                 California
Airtron, Inc.                                                      Delaware
Airtron of Central Florida, Inc.                                    Florida
American Air Company, Inc.                                        California
AMS Arkansas, Inc.                                                 Arkansas
B&R Electrical Services, Inc.                                      Maryland
Building One Commercial, Inc.                                      Missouri
Building One Service Solutions, Inc.                               Virginia
BUYR, Inc.                                                         Delaware
Callahan Roach Products & Publications, Inc.                       Colorado
Cardinal Contracting Corporation                                    Indiana
Central Carolina Air Conditioning Company                       North Carolina
Chapel Electric Co.                                                  Ohio
Charlie Crawford, Inc.                                             Delaware
ChIP Corp.                                                         Delaware
Colonial Air Conditioning Company                                  Delaware
Commercial Air Holding Company                                     Maryland
CONCH Republic Corp.                                               Delaware
Costner Brothers, Inc.                                          South Carolina
C.R. Hipp Construction Co., Inc.                                South Carolina
Delta Innovations, Ltd.                                              Ohio
Divco, Inc.                                                       Washington
Dynalink Corporation                                                 Ohio
EET Holdings, Inc.                                                 Delaware
Electrical Contracting, Inc.                                      California
Encompass Capital, Inc.                                            Maryland
Encompass Capital, L.P.                                              Texas
Encompass Central Plains, Inc.                                     Oklahoma
Encompass Constructors, Inc.(fka Atlantic
  Industrial Constructors, Inc.)                                   Virginia
Encompass Design Group, Inc.                                       Oklahoma

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Encompass Electrical Technologies, Inc.
  (fka Continental Electrical Construction Co.)                   Delaware
Encompass Electrical Technologies, Inc.(fka Oil
  Capital Electric, Inc.)                                          Oklahoma
Encompass Electrical Technologies Central
  Tennessee, Inc.                                                  Tennessee
Encompass Electrical Technologies Eastern
  Tennessee, Inc.                                                  Tennessee
Encompass Electrical Technologies - Florida, LLC                   Delaware
Encompass Electrical Technologies Georgia, Inc.                     Georgia
Encompass Electrical Technologies - Midwest, Inc.                  Wisconsin
Encompass Electrical Technologies North
  Carolina, Inc.                                                North Carolina
Encompass Electrical Technologies North
  Florida, Inc.                                                    Florida
Encompass Electrical Technologies of Nevada, Inc.                   Nevada
Encompass Electrical Technologies of New
  England, Inc.                                                     Delaware
Encompass Electrical Technologies of Texas, Inc.                     Texas
Encompass Electrical Technologies Projects
  Group, Inc.                                                       Florida
Encompass Electrical Technologies - Rocky
   Mountains, Inc.                                                 Colorado
Encompass Electrical Technologies South Carolina, Inc.          South Carolina
Encompass Electrical Technologies Southeast, Inc.                   Florida
Encompass Electrical Technologies Western Tennessee, Inc.          Tennessee
Encompass Facility Services, Inc.                                  Delaware
Encompass Global Technologies, Inc.                                Delaware
Encompass Ind./Mech. of Texas, Inc.                                Delaware
Encompass Industrial Services Southwest, Inc.                        Texas
Encompass Management Co.                                           Delaware
Encompass Mechanical Services of Elko, Inc.
  (fka Snyder Mechanical)                                           Nevada
Encompass Mechanical Services - Rocky Mountains, Inc.              Colorado
Encompass Mechanical Services Southeast, Inc.                     Mississippi
Encompass Power Services, Inc.                                     Oklahoma
Encompass Residential Services of Houston, Inc.
  (fka Sterling Air Conditioning)                                  Delaware
Encompass Services Holding Corp.                                   Delaware
Encompass Services Indiana L.L.C.                                   Indiana
ESR PC, L.P.                                                         Texas
Evans Services, Inc.                                                Alabama
FacilityDirect.com, LLC                                            Virginia
Ferguson Electric Corporation                                      Delaware
Fred Clark Electrical Contractor, Inc.                               Texas
Gamewell Mechanical, Inc.                                       North Carolina
Garfield-Indecon Electrical Services, Inc.                           Ohio
Gilbert Mechanical Contractors, Inc.                               Minnesota
GroupMAC Texas L.P.                                                  Texas
Hallmark Air Conditioning, Inc.                                    Delaware
HPS Plumbing Services, Inc.                                       California
HVAC Services, Inc.                                                  Ohio
Interstate Building Services, L.L.C.                               Virginia
Isla Morada LLC                                                    Delaware
Ivey Mechanical Services, L.L.C.                                     Texas

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K&N Plumbing, Heating and Air Conditioning, Inc.                   Delaware
Laney's, Inc.                                                      Delaware
Lexington/Ivey Mechanical Company, L.L.C.                          Kentucky
Linford Service Co.                                               California
L.T. Mechanical, Inc.                                              Delaware
MacDonald-Miller Co., Inc.                                        Washington
MacDonald-Miller Industries, Inc.                                 Washington
MacDonald-Miller of Oregon, Inc.                                   Delaware
MacDonald-Miller Service, Inc.                                    Washington
Masters, Inc.                                                      Maryland
Mechanical Services of Orlando, Inc.                                Florida
Merritt Island Air & Heat, Inc.                                    Delaware
National Network Services, Inc.                                    Delaware
Omni Mechanical Company                                            Oklahoma
Omni Mechanical Services                                           Oklahoma
Pacific Rim Mechanical Contractors, Inc.                          California
Paul E. Smith Co., Inc.                                             Indiana
Phoenix Electric Company                                           Delaware
Process Design Builders, LLC                                    South Carolina
Ray's Plumbing Contractors, Inc.                                    Florida
Regency Electric Company South Florida Office, Inc.                 Florida
Riviera Electric of California, Inc.                              California
Romanoff Electric Corp.                                              Ohio
Roth Companies Incorporated                                         Indiana
Sanders Bros., Inc.                                             South Carolina
Sequoyah Corporation                                              Washington
S. L. Page Corporation                                              Florida
Southeast Mechanical Service, Inc.                                  Florida
Stephen C. Pomeroy, Inc.                                           Delaware
Sun Plumbing, Inc.                                                  Florida
Taylor-Hunt Electric, Inc.                                           Utah
Team Mechanical, Inc.                                                Utah
The Farfield Company                                               Delaware
Tri-City Electrical Contractors, Inc.                               Florida
Tri-M Corporation                                                Pennsylvania
Tri-State Acquisition Corp.                                         Nevada
United Acquisition Corp.                                             Iowa
United Service Alliance, Inc.                                      Delaware
Van's Comfortemp Air Conditioning, Inc.                             Florida
Vantage Mechanical Contractors, Inc.                               Maryland
Vermont Mechanical, Inc.                                           Delaware
Wade's Heating & Cooling, Inc.                                      Florida
Watson Electrical Construction Co.                              North Carolina
Wayzata, Inc.                                                      Delaware


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Wiegold & Sons, Inc.                                                Florida
Willis Refrigeration, Air Conditioning &
  Heating, Inc.                                                      Ohio
Wilson Electric Company, Inc.                                       Arizona
Yale Incorporated                                                  Minnesota

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